                                                                     Exhibit 3.1


                                                                      RECEIVED

                                                                    JUL 16 2003

                                                                   SEC. OF STATE

                            ARTICLES OF ORGANIZATION

                                       OF

                              RED TRAIL ENERGY, LLC

     The undersigned organizers, being natural persons 18 years of age or older, in order to form a limited liability company under North Dakota Statutes, Chapter 10-32, hereby adopt the following Articles of Organization:

                                   ARTICLE I.

     The name of this Company is Red Trail Energy, LLC.

                                   ARTICLE II.

     The principal place of business, the principal executive office, and the registered office of the company is located at 3754 Highway 85, Richardton, ND 58652. The name of the registered agent at that office is Ambrose Hoff.

                                  ARTICLE III.

     The names and addresses of the organizers of this Company are as follows:

    Name           Address
    ----           -------
Gary Goetz     4374 Highway 85
               Richardton, ND 58652

Ambrose Hoff   3754 Highway 85
               Richardton, ND 58652

Fred Braun     P.O. Box 1
               Richardton, ND 58652

                                   ARTICLE IV.

     Unless dissolved earlier according to law, this Company shall exist for a period of perpetual duration.

                                        NORTH DAKOTA
                                        Filed 7-16-2003


                                        Alvin A. Jaegen                   [SEAL]
                                        ----------------------------------
                                        Secretary of State

                                   ARTICLE V.

     Upon the occurrence of an event under Subsection 1 of Section 10-32-109, NDCC, that terminates the continued membership of a member in the Company and providing that the Company is left with at least two remaining members or a new member is admitted as provided in Section 10-32-06, NDCC, the remaining members shall have the power to avoid dissolution by giving dissolution avoidance consent.

                                   ARTICLE VI.

     The members of the Company shall have the power to enter into a business continuation agreement.

                                  ARTICLE VII.

     Members of this Company shall have cumulative voting rights.

                                  ARTICLE VIII.

     The names of the first governors of this company are as follows:

                                   Gary Goetz
                                  Ambrose Hoff
                                   Fred Braun
                                   Bill Dutoit
                                Harold Frederick
                                    Jody Hoff
                                   Duane Zent
                               Charlie Reisenauer
                                  John Gengler
                                   Tom Voegele
                              Frank Kirschenheiter

                                   ARTICLE IX.

     Any action required or permitted to be taken at a meeting of the Board of Governors of this Company not needing approval by the members, may be taken by written action signed by the number of governors that would be required to take such action at a meeting of the Board of Governors at which all governors are present.

                                   ARTICLE X.

     No governor of this Company shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty by such governor as a governor; provided, however, that this Article shall not eliminate or limit the liability of a governor to the extent provided by applicable law (i) for any breach of the governor's duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the North Dakota statutes, (iv) for any transaction from which the governor derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any governor of the Company for or with respect to any acts or omissions of such governor occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, We have hereunto set our hands this 15TH day of July, 2003.


                                        /s/ Gary Goetz
                                        ----------------------------------------
                                        Gary Goetz


                                        /s/ Ambrose Hoff
                                        ----------------------------------------
                                        Ambrose Hoff


                                        /s/ Fred Braun
                                        ----------------------------------------
                                        Fred Braun

                                    RECEIVED

                                   JUL 16 2003

                                  SEC. OF STATE

                STATEMENT OF CONSENT TO SERVE AS REGISTERED AGENT

To the Secretary of State
State of North Dakota                                        File No. 19,464,900
State Capitol Building
Bismarck, ND 58505

     I, Ambrose Hoff, hereby accept the appointment to serve in the capacity of registered agent for the LLC known as Red Trail Energy, LLC.

     Dated this 15 day of July, 2003.


                                        /s/ Ambrose Hoff
                                        ----------------------------------------
                                        Ambrose Hoff

This filing is pursuant to Section 10-19.1-15, Section 10-22-06 and Section 10-22-08, NDCC.

Filing Date: 7-16-03
BY: NS
Receipt No. ______________

                                     [SEAL]

                              STATE OF NORTH DAKOTA
                          Office of Secretary of State

I hereby certify that this is a true and correct copy, consisting of 4 pages as taken from the original on file in this office. Originality of this certification can be determined by the color red.


DATED: 9-9-05                           /s/ Alvin A. Jaeger
                                        ----------------------------------------
BY:                                     Alvin A. Jaeger
    -------------------------           SECRETARY OF STATE